Exhibit 23.7

[Letterhead of Tetra Tech MM, Inc.]

CONSENT OF TETRA TECH, INC.

The undersigned, Tetra Tech MM, Inc., hereby states as follows:

Tetra Tech MM, Inc. assisted with the preparation of “MT Todd Gold Project Updated Preliminary Economic Assessment Report, Northern Territory, Australia” dated June 11, 2009. (the “Technical Report”) for Vista Gold Corp. (the “Company”), portions of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2009 (the “Form 10-K”).

I hereby consent to the Summary Material in the Form 10-K and to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-132975 and 333-158633) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621, 333-134767 and 333-153019) of the Company of the Summary Material concerning the Technical Report, including the reference to Tetra Tech MM, Inc. included with such information, as set forth above in the Form 10-K.

By:  /s/ JOHN W. ROZELLE
Name: John W. Rozelle, P.G.
Title: Principal Geologist
Date: March 10, 2010